UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8‑K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 13, 2014

Universal Forest Products, Inc.
(Exact name of registrant as specified in its charter)

Michigan	0-22684	38-1465835
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2801 East Beltline, NE Grand Rapids, Michigan	49525
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (616) 364-6161

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 8.01	Other Events

On November 13, 2014, the Registrant announced that one of its subsidiaries acquired certain assets of Bigs Packaging and Lumber, LLC (“BPL”), a Dallas, Texas-based manufacturer of industrial wood and packaging solutions. The purchase price paid at closing was $20 million.  Additional consideration may be paid if certain performance criteria are met with respect to growth and improved profitability.  The purchase by UFP Dallas, LLC (a subsidiary of UFP Western Division, Inc.) expands Universal’s industrial business and enhances its opportunities and customer base.

Founded in 2011, BPL quickly grew its business and reputation, and has been a strong player in the industrial business in Texas and nationally. BPL had sales of approximately $50 million in the past year.

A copy of that Press Release is attached as Exhibit 99(a) to this Current Report.

Item 9.01	Financial Statements, Pro Forma Financial Information, and Exhibits

(c)	Exhibits

99(a)	Press Release dated November 13, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

UNIVERSAL FOREST PRODUCTS, INC.
(Registrant)

Dated: November 18, 2014	By:	/s/ Michael R. Cole
Michael R. Cole, Chief Financial Officer
and Treasurer

EXHIBIT INDEX

Exhibit Number	Document

99(a)	Press Release dated November 13, 2014.